As filed with the Securities and Exchange Commission on September 14, 2006

Registration No. 333- _____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PAB Bankshares, Inc.
(Exact name of issuer as specified in its charter)

Georgia	58-1473302
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3250 North Valdosta Road
Valdosta, Georgia	31602
(Address of principal executive offices)	(Zip Code)

PAB BANKSHARES, INC. 1999 STOCK OPTION PLAN
(Full title of the plan)

M. Burke Welsh
President and Chief Executive Officer
PAB Bankhares, Inc.
3250 North Valdosta Road
Valdosta, Georgia 31602
(229) 241-2775

(Name, address and telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to

Thomas O. Powell, Esq.
Troutman Sanders LLP
600 Peachtree Street, N.E., Suite 5200
Atlanta, Georgia 30308-2216
(404) 885-3294

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed Maximum aggregate offering price(3)	Amount of registration fee
Common Stock, no par value per share	800,000 shares	$ 19.77	$ 15,816,000	$ 1,692.31

(1)
Pursuant to General Instruction E of Form S-8, this Registration Statement covers the registration of 800,000 shares of Common Stock in addition to the 600,000 shares previously registered under Registration Statement No. 333-89527.

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the PAB Bankshares, Inc. 1999 Stock Option Plan.

(3)
Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices of $19.74 and $19.80 per share for the Common Stock as reported on the NASDAQ Stock Market on September 11, 2006.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register 800,000 additional shares of common stock, no par value per share (the "Common Stock"), of PAB Bankshares, Inc. (the “Company”) which have been reserved for issuance under the PAB Bankshares, Inc. 1999 Stock Option Plan (the "Plan"). A total of 600,000 shares of the Common Stock reserved under the Plan have previously been registered on a Registration Statement on Form S-8 (Registration No. 333-89527, filed on October 22, 1999) (the "Original Form S-8"). Pursuant to and as permitted by General Instruction E to Form S-8, the content of the Original Form S-8 is hereby incorporated by reference herein, and the opinions and consents listed in Part II, Item 8 below are attached hereto.

PART II — INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit
Number

5.1	Opinion of Troutman Sanders LLP

10.1	PAB Bankshares, Inc. 1999 Stock Option Plan, as amended and restated (incorporated by reference to Exhibit 10.4 of the Company’s Form 10-Q, filed on August 9, 2006)

23.1	Consent of Mauldin & Jenkins, LLC

23.2	Consent of Troutman Sanders LLP (contained in opinion filed in Exhibit 5.1)

24	Power of Attorney (included on the Signature Page to the Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valdosta, State of Georgia, on September 14, 2006.

PAB BANKSHARES, INC.

By:	/s/ M. Burke Welsh, Jr.
M. Burke Welsh
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. Burke Welsh and Donald J. Torbert, Jr. and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any post-effective amendments thereto) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 14, 2006.

Signature	Title

/s/ M. Burke Welsh, Jr	President, Chief Executive Officer and Director
M. Burke Welsh	(principal executive officer)

/s/ Donald J. Torbert, Jr.	Executive Vice President, Chief Financial Officer and Treasurer
Donald J. Torbert, Jr.	(principal financial and accounting officer)

/s/ James L. Dewar, Jr.	Director, Chairman
James L. Dewar, Jr.

/s/ R. Bradford Burnette	Director
R. Bradford Burnette

/s/ Walter W. Carroll, II	Director
Walter W. Carroll, II

Director
Michael H. Godwin

/s/ Bill J. Jones	Director
Bill J. Jones

/s/ James B. Lanier, Jr.	Director
James B. Lanier, Jr.

/s/ John E. Mansfield, Jr.	Director
John E. Mansfield, Jr.

/s/ Kennith D. McLeod	Director
Kennith D. McLeod

/s/ Douglas W. McNeill	Director
Douglas W. McNeill

/s/ Paul E. Parker	Director
Paul E. Parker

/s/ F. Ferrell Scruggs, Sr.	Director
F. Ferrell Scruggs, Sr.

/s/ John M. Simmons	Director
John M. Simmons

/s/ Joe P. Singletary, Jr.	Director
Joe P. Singletary, Jr.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Troutman Sanders LLP

10.1	PAB Bankshares, Inc. 1999 Stock Option Plan, as amended and restated (incorporated by reference to Exhibit 10.4 of the Company’s Form 10-Q, filed on August 9, 2006)

23.1	Consent of Mauldin & Jenkins, LLC

23.2	Consent of Troutman Sanders LLP (contained in opinion filed in Exhibit 5.1)

24	Power of Attorney (included on the Signature Page to the Registration Statement)